UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 23, 2013

Environmental Science and Technologies, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54758	45-5529607
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4 Wilder Drive #7

Plaistow, NH 03865

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(603) 378-0809

(ISSUER TELEPHONE NUMBER)

______________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01.

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

On September 23, 2013, the Registrant, through its newly formed wholly-owned subsidiary, SorbTech Manufacturing, Inc. (“SorbTech”), acquired certain assets from Mark Ceaser, an individual. These assets consist primarily of intellectual property and know-how, including patent rights. In addition, the acquired assets include product prototypes.  Mr. Ceaser has not realized any revenue in connection with his prior ownership of these assets.

The Registrant, through SorbTech, intends to utilize the assets acquired to establish a business involving the manufacture, distribution and sale of proprietary consumer and commercial spill control products for the hazardous and bio-hazardous waste clean-up markets.

In consideration of the assets acquired from Mr. Ceaser, the Registrant issued Mr. Ceaser 350,000 shares of the Registrant’s restricted common stock, and agreed to pay $25,000, in 10 equal monthly installments of $2500 each. In addition,  SorbTech agreed to employ Mr. Ceaser for a term of three years at a rate of $65,000 per annum. Either party may terminate the employment relationship upon 30 days’ notice in addition,. Mr. Ceaser is entitled to certain incentive compensation, based upon product sales by SorbTech.

Between August 1, 2013 and September 23, 2013, the Registrant sold an aggregate of 540,000 shares of its common stock, as follows: 90,000 shares were issued to a consultant for services rendered, 100,000 shares of common stock were sold for $.25 per share, for aggregate consideration of $25,000, and 350,000 shares were issued in connection with the acquisition described above.  The company sold for face value ($150,000) convertible promissory notes in the aggregate principal amount of $150,000.  These notes are convertible into common stock at the rate of $.125 per share.

In each case, the securities were issued to persons whom the Registrant believes to be “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended. In addition, between July 26 and July 31, 2013, the Registrant issued an aggregate of 160,000 shares of its common stock to a consultant for services.

The Registrant believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

Item 9.01 Exhibits

Exhibit 4.01

Asset Purchase Agreement between the Registrant, SorbTech Manufacturing, Inc. and Mark Ceaser, dated September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Environmental Science and Technologies, Inc.

By: /s/ Michael G. Faris

Name: Michael G. Faris

Title: Chief Operating Officer

Dated: September 26, 2013